UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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SOLARIS OILFIELD INFRASTRUCTURE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SOLARIS OILFIELD INFRASTRUCTURE, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The Stockholders of Solaris Oilfield Infrastructure, Inc.:
Notice is hereby given that the Annual Meeting of Stockholders of Solaris Oilfield Infrastructure, Inc. will be held Thursday, June 18, 2020, at 9:00 a.m. local time, at Solaris Oilfield Infrastructure, Inc., 9811 Katy Freeway, Suite 700, Houston, Texas 77024. We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) outbreak and the increasingly severe protocols that federal, state and local governments have imposed, and we are sensitive to the public health and travel concerns our stockholders may have. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at www.proxyvote.com for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date. If we do hold the Annual Meeting partially or solely by means of remote communication, we currently intend to resume holding in-person meetings for our 2021 Annual Meeting of Stockholders and thereafter, assuming normal circumstances. As always, we encourage you to vote your shares prior to the Annual Meeting.
The Annual Meeting will be held for the following purposes:
1.	To elect three Class III Directors, the names of whom are set forth in the accompanying proxy statement, to serve until the 2023 Annual Meeting of Stockholders.
2.	To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.
3.	To transact such other business as may properly be brought before the meeting.
Stockholders of record at the close of business on April 20, 2020 (the “record date”) are the only stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders. A complete list of stockholders entitled to vote at the Annual Meeting of Stockholders will be available for examination at the Company’s principal executive offices located at, 9811 Katy Freeway, Suite 700, Houston, Texas 77024, for a period of ten days prior to the Annual Meeting of Stockholders. This list of stockholders will also be available for inspection at the Annual Meeting of Stockholders and may be inspected by any stockholder for any purpose germane to the Annual Meeting of Stockholders. If you would like to inspect the stockholder list, please call our Investor Relations department at (281) 501-3070.
It is important that your shares be represented at the meeting. Accordingly, even if you plan to attend the meeting in person, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope prior to the Annual Meeting of Stockholders or follow the Internet or telephone voting procedures described on the proxy card. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person. Your prompt consideration is greatly appreciated.
By Order of the Board of Directors,

/s/ Christopher M. Powell
Christopher M. Powell Chief Legal Officer and Corporate Secretary

April 29, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 18, 2020: The Proxy Materials and 2019 Annual Report to Stockholders are available at www.proxyvote.com.

SOLARIS OILFIELD INFRASTRUCTURE, INC.
9811 Katy Freeway, Suite 700
Houston, Texas 77024
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Solaris Oilfield Infrastructure, Inc. (the “Company”) for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held June 18, 2020, at 9:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We expect that the Annual Meeting will be held at the principal executive offices of Solaris Oilfield Infrastructure, Inc., located at 9811 Katy Freeway, Suite 700, Houston, Texas 77024. The telephone number at that address is (281) 501-3070. However, in the event it is not possible or advisable to hold the Annual Meeting in person due to COVID-19, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication. Please monitor our Annual Meeting website at www.proxyvote.com for updated information. If you are planning to attend the Annual Meeting, please check the website ten days prior to the meeting date.
Most stockholders have a choice of granting their proxies by telephone, over the Internet or by using a traditional proxy card or voting instruction form. You should refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities and to confirm that their instructions have been properly recorded.
The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons, will be borne by the Company. The Company has retained Broadridge Financial Solutions (“Broadridge”) to aid in the solicitation of proxies. The cost of Broadridge’s services are estimated not to exceed $10,000. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of Broadridge and the Company. Employees of the Company will not be compensated separately for these efforts. These proxy solicitation materials are being mailed and made available at www.proxyvote.com beginning on April 29, 2020 to all stockholders entitled to vote at the Annual Meeting.
A stockholder of record giving a proxy pursuant to this solicitation (including via telephone or via the Internet) may revoke it at any time before the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a valid proxy (including via telephone or via the Internet) bearing a later date or by attending the Annual Meeting and voting in person. Stockholders who hold their shares through a broker, bank or other designee should refer to the instructions they receive from that broker, bank or other designee to determine how to revoke their proxy or change their vote.
Deadline for Receipt of Stockholder Proposals
Pursuant to regulations of the Securities and Exchange Commission (the “SEC”), in order to be included in the Company’s Proxy Statement for its 2021 Annual Meeting, stockholder proposals must meet all the requirements of Rule 14a-8 and be received at the Company’s principal executive offices, 9811 Katy Freeway, Suite 700, Houston, Texas 77024, Attention: Corporate Secretary, no later than December 30, 2020. In addition, the Company’s Amended and Restated Bylaws provide that any stockholder who desires either to bring a stockholder proposal (other than precatory (non-binding) proposals presented under Rule 14a-8) before an annual meeting of stockholders or to present a nomination for Director at an annual meeting of stockholders must give advance notice to the Secretary of the Company with respect to such proposal or nominee. The Company’s Amended and Restated Bylaws generally require that written notice be received by the Secretary of the Company at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting of stockholders and contain certain information regarding the stockholder desiring to present a proposal or make a nomination and, in the case of a nomination, information regarding the proposed Director nominee. For the 2021 Annual Meeting, the Secretary of the Company must receive written notice on or after February 18, 2021, and on or before March 20, 2021. However, in the event that the date of the 2021 Annual Meeting is scheduled for a date that is more than 30 days before or more than 60 days after June 18, 2020, such notice by the stockholder must be received by the Corporate Secretary no later than the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting is first made by the Company. A copy of the Company’s Amended and Restated Bylaws is available upon request from the Secretary of the Company.
Record Date, Shares Outstanding and Voting
The Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and Class B common stock, zero par value per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), are the only classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders. Only stockholders of record at the close of business on April 20, 2020 (the “record date”) are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 29,403,535 shares of our Class A Common Stock and 15,889,169 shares of our Class B Common Stock were issued and outstanding and entitled to be voted at the meeting. The presence, in person or by proxy, of stockholders holding a majority of the shares of the Company’s Common Stock entitled to vote will constitute a quorum for the Annual Meeting, therefore, 22,646,352 shares of our Common Stock (regardless of class) need to be represented in person or by proxy for us to hold the Annual Meeting.
Every stockholder is entitled to one vote for each share held with respect to each matter, including the election of Directors, which comes before the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of Directors. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. If a stockholder signs and dates their proxy but does not specify a choice with respect to such proposals, the proxy will be voted (i) FOR all Director nominees named in this proxy statement and (ii) FOR the ratification of the appointment of BDO USA, LLP (“BDO USA”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.
The affirmative vote of holders of a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to elect each Director nominee. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required to ratify the appointment of BDO USA as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020.
New York Stock Exchange (“NYSE”) rules permit brokers to vote for routine matters, such as the ratification of the appointment of BDO USA, without receiving instructions from the beneficial owner of the shares. NYSE rules prohibit brokers from voting on the election of Directors and other non-routine matters without receiving instructions from the beneficial owner of the shares. In the absence of instructions, the shares are viewed as being subject to “broker non-votes.” “Broker non-votes” will be counted for quorum purposes (as they are present and entitled to vote on the ratification of BDO USA’s appointment (Proposal 2)), but will not affect the outcome of any other matter being voted upon at the Annual Meeting. Specifically, a broker or other nominee holding shares for a beneficial owner may not vote these shares in regard to the election of Directors (Proposal 1) without specific instructions from the beneficial owner. Abstentions are treated as present and entitled to vote and thus, will be counted in determining whether a quorum is present. Abstentions will have the effect of a vote cast against Proposal 2, but otherwise will not be counted as a vote cast and will not have an effect on the outcome of Proposal 1.
“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers use this process for proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold shares registered in your name, and the Company will promptly undertake to carry out your request. If you hold shares in the Company directly, you can notify the Company by sending a written request to the Company at 9811 Katy Freeway, Suite 700, Houston, Texas 77024, or by telephone at (281) 501-3070.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists as of April 20, 2020, with respect to each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock of the Company, the name and address of such owner, the number of shares of Common Stock beneficially owned and the percentage such shares comprised of the outstanding shares of Common Stock of the Company. Except as indicated, each holder has sole voting and dispositive power over the listed shares. Percentage of beneficial ownership is based on 29,403,535 shares of our Class A Common Stock and 15,889,169 shares of our Class B Common Stock outstanding on April 20, 2020.
	Shares Beneficially Owned by Certain Beneficial Owners
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	% of class	Number	% of class	Number	% of class
Yorktown Energy Partners X, L.P.(3)(4) 410 Park Avenue, 19th Floor New York, New York 10022	—	—	8,954,234	56.4%	8,954,234	19.8%
William A. Zartler(5)(6) 9811 Katy Freeway, Suite 700 Houston, Texas 77024	225,794	*	5,140,315	32.4%	5,366,109	11.8%
Solaris Energy Capital, LLC(6)(7) 9811 Katy Freeway, Suite 700 Houston, Texas 77024	—	—	4,413,496	27.8%	4,413,496	9.7%
FMR LLC(8) 245 Summer Street Boston, Massachusetts 02210	3,397,872	11.6%	—	—	3,397,872	7.5%
BlackRock Inc.(9) 55 East 52nd Street New York, NY 10055	2,199,771	7.5%	—	—	2,199,771	4.9%
The Vanguard Group Inc.(10) 100 Vanguard Blvd. Malvern, PA 19355	1,600,441	5.4%	—	—	1,600,441	3.5%
*	Less than 1%.
(1)
Subject to the terms of the Solaris Oilfield Infrastructure, LLC (“Solaris LLC”) limited liability company agreement (as amended and restated, the “Solaris LLC Agreement”), certain of our officers and directors and the other members of Solaris LLC (collectively, the “Original Investors”) have, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of their membership interests in Solaris LLC (“Solaris LLC Units”) for shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed. In connection with such acquisition, the corresponding number of shares of Class B Common Stock will be cancelled. Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by a Solaris LLC Unit holder of its redemption right. As a result, beneficial ownership of Class B Common Stock and Solaris LLC Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such units and stock may be redeemed.

(2)
Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each Solaris LLC Unit held by such holder. Accordingly, the holders of our Class B Common Stock collectively have a number of votes in the Company equal to the number of Solaris LLC Units that they hold.

(3)
Based on a Schedule 13G/A filing with the SEC on February 14, 2020, as of December 31, 2019, and Form 4 filed with the SEC on March 14, 2019, Yorktown Partners X, L.P. reported sole voting and dispositive power as to 8,954,234 shares of Class B Common Stock.

(4)
Yorktown X Company L.P. is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company L.P. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the shares owned by Yorktown Energy Partners X, L.P. Yorktown X Company L.P. and Yorktown X Associates LLC disclaim beneficial ownership of the shares held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein. W. Howard Keenan, Jr., a director of the Company, is a manager of Yorktown X Associates LLC. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X, L.P.

(5)
Based on a Schedule 13G/A filed with the SEC on February 7, 2020 and a Form 4 filed with the SEC on March 3, 2020, Mr. Zartler reported sole voting and dispositive power as to 225,794 shares of Class A Common Stock and 5,140,315 shares of Class B Common Stock, which includes 4,413,496 shares held through Solaris Energy Capital, LLC where Mr. Zartler is the sole member and has authority to vote or dispose of those shares in his sole discretion.

(6)
Mr. Zartler is the sole member of Solaris Energy Capital, LLC and has the authority to vote or dispose of the shares held by Solaris Energy Capital, LLC in his sole discretion. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital, LLC in excess of his pecuniary interest therein.

(7)
Based on a Schedule 13G/A filing with the SEC on February 7, 2020, as of December 31, 2019, Solaris Energy Capital, LLC reported sole voting and dispositive power as to 4,413,496 shares of Class B Common Stock.

(8)
Based on a Schedule 13G/A filing with the SEC on February 7, 2020, as of December 31, 2019, FMR LLC reported sole voting power as to 3,397,872 shares of Class A Common Stock and sole dispositive power as to 1,934,575 shares of Class A Common Stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family are predominant owners, directly or through trusts, of approximately 49% of the voting power of FMR LLC.

(9)
Based on a Schedule 13G/A filing with the SEC on February 6, 2020, as of December 31, 2019, BlackRock, Inc. reported sole voting power as to 2,136,497 shares of Class A Common Stock and sole dispositive power as to 2,199,771 shares of Class A Common Stock.

(10)
Based on a Schedule 13G filed with the SEC on February 11, 2020, as of December 31, 2019, The Vanguard Group reported sole voting power of 67,264 shares of Class A Common Stock, shared voting power of 3,768 shares of Class A Common Stock, sole dispositive power of 1,535,893 shares of Class A Common Stock and shared dispositive power of 64,548 shares of Class A Common Stock.

The following table sets forth the number of shares of Class A Common Stock and Class B Common Stock of the Company beneficially owned by (i) each Director (and nominee) of the Company, (ii) each named executive officer of the Company, and (iii) Directors and all executive officers of the Company as a group, as of April 20, 2020. Except as indicated, each holder has sole voting and dispositive power over the listed shares. No current Director, nominee Director or executive officer has pledged any of the shares of Common Stock disclosed below. Percentage of beneficial ownership is based on 29,403,535 shares of our Class A Common Stock and 15,889,169 shares of our Class B Common Stock outstanding on April 20, 2020. The number and percentage of shares of Common Stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of Common Stock for which a person has sole or shared voting power or investment power and also any shares of Common Stock that may be acquired by that person within 60 days of April 20, 2020. Unless otherwise indicated in the footnotes, the address for each executive officer and Director is c/o Solaris Oilfield Infrastructure, Inc., 9811 Katy Freeway, Suite 700, Houston, Texas 77024.
	Shares Beneficially Owned by Directors and Executive Officers
	Class A Common Stock		Class B Common Stock(1)		Combined Voting Power(2)
Name and Address of Beneficial Owner	Number	% of class	Number	% of class	Number	%
Directors
James R. Burke(3)	7,305	*	92,734	*	100,039	*
Cynthia M. Durrett(4)	80,607	*	165,038	1.0%	245,645	*
Edgar R. Giesinger(5)	30,116	*	—	—	30,116	*
W. Howard Keenan, Jr(5)	20,116	*	—	—	20,116	*
F. Gardner Parker(5)	20,116	*	—	—	20,116	*
A. James Teague(5)	28,616	*	—	—	28,616	*
Ray N. Walker, Jr.(5)	12,946	*	—	—	12,946	*
William A. Zartler(6)	225,794	*	5,140,315	32.4%	5,366,109	11.8%
Other Named Executive Officers
Kyle S. Ramachandran(7)	241,110	*	546,677	3.4%	787,787	1.7%
Kelly L. Price(8)	195,969	*	—	—	195,969	*
Directors and All Executive Officers as a Group (10 persons)(9)	862,695	2.9%	5,944,764	37.4%	6,807,459	15.0%
*	Less than 1%.
(1)
Subject to the terms of the Solaris LLC Agreement, each Original Investor has, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of its Solaris LLC Units for shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed. In connection with such acquisition, the corresponding number of shares of Class B Common Stock will be cancelled. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by a Solaris LLC Unit holder of its redemption right. As a result, beneficial ownership of Class B Common Stock and Solaris LLC Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such units and stock may be redeemed.

(2)
Represents percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each Solaris LLC Unit held by such holder. Accordingly, the holders of our Class B Common Stock collectively have a number of votes in the Company equal to the number of Solaris LLC Units that they hold.

(3)	Includes 7,305 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 92,734 shares of Class B Common Stock.
(4)	Includes 57,549 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 165,038 shares of Class B Common Stock.
(5)	Shares shown above include shares of 7,305 unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power.
(6)
Includes 116,667 shares of unvested restricted for which the holder has sole voting but no dispositive power and 4,413,496 shares of Class B Common Stock held through Solaris Energy Capital, LLC. Mr. Zartler is the sole member of Solaris Energy Capital, LLC and has the authority to vote or dispose of the shares held by Solaris Energy Capital, LLC in his sole discretion. Mr. Zartler disclaims beneficial ownership of the shares held by Solaris Energy Capital, LLC in excess of his pecuniary interest therein.

(7)
Includes 137,740 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power, 489,511 shares of Class B Common Stock held directly by the holder and 57,166 shares of Class B Common Stock held indirectly by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA. Mr. Ramachandran has the authority to vote or dispose of the shares held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA in his sole discretion. Mr. Ramachandran disclaims beneficial ownership of the shares held by the Equity Trust Company, Custodian FBO Kyle Ramachandran IRA in excess of his pecuniary interest therein.

(8)
Includes 122,740 shares of unvested restricted Class A Common Stock for which the holder has sole voting but no dispositive power and 1,000 shares of Class A Common Stock purchased through a directed share program in connection with the initial public offering (the “IPO”), which closed on May 17, 2017. The shares were purchased at the IPO price of $12.00 per share.

(9)	Includes 478,526 of Class A Common Stock that remain subject to vesting.

ELECTION OF DIRECTORS (PROPOSAL NO. 1)
Nominees. The three Class III Directors are to be elected at the Annual Meeting. Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors serve until our annual meetings of stockholders in 2021, 2022 and 2020, respectively. Messrs. Burke and Parker are assigned to Class I. Messrs. Keenan and Walker and Ms. Durrett are assigned to Class II. Messrs. Giesinger, Teague and Zartler are assigned to Class III and are standing for election at the Annual Meeting. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Board. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board. Each Director elected to the Board will hold office until his or her term expires or until his or her successor has been elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three Class III nominees named below, each of whom is presently a Director of the Company. In the event any of the nominees are unable or decline to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, unless the size of the Board is reduced. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. It is not expected that any nominee will be unable or will decline to serve as a Director. Biographical information regarding each nominee and each other Director is set forth below, as well as a summary of the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that each should serve as a Director of the Company. Each Director’s experience and understanding is evaluated in determining the overall composition of the Board.
Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class
William A. Zartler (54)
William A. Zartler is our Chairman and has served as a member of the Board since February 2017 and a manager of our predecessor since October 2014. Mr. Zartler was also appointed Chief Executive Officer by the Board in July 2018. Mr. Zartler founded Loadcraft Site Services, LLC and served as its Executive Chairman from February 2014 to September 2014. Mr. Zartler served as our predecessor’s Chief Executive Officer and Chairman from October 2014 through our IPO in May 2017. Mr. Zartler has extensive experience in both energy industry investing and managing growth businesses. Prior to founding our predecessor, in January 2013 Mr. Zartler founded Solaris Energy Capital, LLC, a private investment firm focused on investing in and managing emerging, high growth potential businesses primarily in midstream energy and oilfield services, including Solaris LLC, and Mr. Zartler continues to serve as the sole member and manager of Solaris Energy Capital, LLC, a related party of the Company. Prior to founding Solaris Energy Capital, LLC, Mr. Zartler was a founder and Managing Partner of Denham Capital Management (“Denham”), a $7 billion global energy and commodities private equity firm, from its inception in 2004 to January 2013. Mr. Zartler led Denham’s global investing activity in the midstream and oilfield services sectors and served on the firm’s Investment and Executive Committees. Previously, Mr. Zartler held the role of Senior Vice President and General Manager at Dynegy Inc., building and managing the natural gas liquids business. Mr. Zartler also served as a director of the general partner of NGL Partners LP (NYSE: NGL) from its inception in September 2012 to August 2013. Mr. Zartler began his career at Dow Hydrocarbons and Resources. Mr. Zartler received a Bachelor of Science in
		2017	Class III

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class

Mechanical Engineering from the University of Texas at Austin and a Master of Business Administration from Texas A&M University. Mr. Zartler serves on the Engineering Advisory Board of the Cockrell School of Engineering at the University of Texas at Austin.

We believe that Mr. Zartler’s industry experience and deep knowledge of our business makes him well suited to serve as a member of the Board.

James R. Burke (82)
James R. Burke has served as a member of the Board since May 2017 and served as a manager of our predecessor from October 2014 to May 2017. Since July 2013 Mr. Burke has served on the board of Centurion, a private equity sponsored oilfield services company based in Aberdeen, Scotland. Mr. Burke served as the Chief Executive Officer and President of Forum Energy Technologies (“Forum”) from May 2005 to October 2007 and as Chairman of Forum from 2007 to 2010. Mr. Burke retired from his position as Chairman of Forum in 2010, subsequent to which he evaluated potential opportunities prior to becoming a director of Centurion. Prior to joining Forum, Mr. Burke served as Chief Executive Officer of Access Oil Tools Inc. (“Access”) from April 2000 to May 2005. Before joining Access, Mr. Burke held various positions with Weatherford International Ltd. (“Weatherford”) from January 1991 to August 1999, including Executive Vice President responsible for all manufacturing operations and engineering at its Compressor Division. Prior to joining Weatherford, Mr. Burke was employed by Cameron Iron Works (“Cameron”) from 1967 to 1989, where he held positions of increasing seniority, including Vice President of Cameron’s Ball Valve division. Mr. Burke holds a Bachelor of Science in Electrical Engineering from University College, Dublin, Ireland, and a Master of Business Administration from Harvard University.

Mr. Burke has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board
		2017	Class I

Cynthia M. Durrett (55)
Cynthia M. Durrett has served as a member of the Board since March 2019 and as our Chief Administrative Officer since March 2017. Ms. Durrett was previously our Vice President of Business Operations from October 2014 to February 2017 and the Vice President of Business Operations of Solaris Energy Capital, LLC from October 2013 to September 2014, a related party of the Company. From July 2013 to September 2013, Ms. Durrett served as an independent consultant in the proppant industry. From 2007 to June 2013, Ms. Durrett was the Director of Business Planning and Capital Projects for Cadre Proppants. Ms. Durrett previously served as Managing Director of Dynegy Midstream
		2019	Class II

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class

Services ("Dynegy"), where she provided leadership to several sectors of the organization including information technology, regulated energy delivery, natural gas liquids and midstream. Ms. Durrett began her career at Ferrell North America, where she managed operations for the energy commodities trading business, including natural gas liquids and refined products. Ms. Durrett received a Bachelor of Science in Business Administration from Park University in Kansas City, Missouri, where she graduated with distinction.

Ms. Durrett’s extensive operational knowledge and experience in the energy industry makes her well suited to serve as a member of our Board.

Edgar R. Giesinger (63)
Edgar R. Giesinger has served as a member of the Board since May 2017. Mr. Giesinger retired as a managing partner from KPMG LLP in 2015. Since November 2015, Mr. Giesinger has served on the board of directors of Geospace Technologies Corporation, a publicly traded company primarily involved in the design and manufacture of instruments and equipment utilized in oil and gas industries. Mr. Giesinger served on the board of directors of Newfield Exploration Company, a publicly traded crude oil and natural gas exploration and production company, from August 2017 until February 2019 when it was sole to Encana Corporation. He has 35 years of accounting and finance experience working mainly with publicly traded corporations. Over the years, he has advised a number of clients in accounting and financial matters, capital raising, international expansions and in dealings with the SEC. While working with companies in a variety of industries, his primary focus has been energy and manufacturing clients. Mr. Giesinger is a Certified Public Accountant in the State of Texas and member of the American Institute of Public Accountants. He has lectured and led seminars on various topics dealing with financial risks, controls and financial reporting.

We believe that Mr. Giesinger’s extensive financial and accounting experience, including that related to energy and manufacturing industries, qualifies him to effectively serve as a member of our Board.
		2017	Class III

W. Howard Keenan, Jr. (69)
W. Howard Keenan, Jr. has served as a member of the Board since May 2017 and served as a manager of our predecessor from November 2014 to May 2017. Mr. Keenan has over 40 years of experience in the financial and energy businesses. Since 1997, he has been a Member of Yorktown Partners LLC, a private investment manager focused on the energy industry. From 1975 to 1997, he was in the Corporate Finance Department of Dillon, Read & Co. Inc. and active in the private equity and energy areas, including the founding of the first Yorktown Partners fund in 1991. Mr. Keenan also serves on the boards of directors of the following public companies:
		2017	Class II

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class

Antero Resources Corporation, Antero Midstream Corporation and Ramaco Resources, Inc. In addition, he is serving or has served as a director or manager of multiple Yorktown Partners portfolio companies. Mr. Keenan holds a Bachelor of Arts degree cum laude from Harvard College and a Master of Business Administration degree from Harvard University.

Mr. Keenan has broad knowledge of the energy industry and significant experience with energy companies. We believe his skills and background qualify him to serve as a member of the Board.

F. Gardner Parker (78)
F. Gardner Parker has served as a member of the Board since May 2017. Mr. Parker has been a private investor since 1984. Mr. Parker also serves on the board and is Chairman of the Audit Committee of Sharps Compliance Corp. (NASDAQ: SMED), a medical waste management services provider. Mr. Parker served as a director of Carrizo Oil & Gas, Inc. (“Carrizo”) (NASDAQ: CRZO), including Chairman of its Audit Committee and as Lead Independent Director, from 2000 until 2019 when the Company was sold to Callon Petroleum Company. Mr. Parker also served on the board and as Chairman of the Audit Committee of Sharps Compliance Corp. (NASDAQ: SMED), a medical waste management services provider from February 2003 until September 2019. Mr. Parker served as a Trust Director of Camden Property Trust (NYSE: CPT) from 1993 until his mandatory retirement in 2017. Previously, Mr. Parker was a director of Triangle Petroleum Corporation from November 2009 to July 2015 and a director of Hercules Offshore Inc. from 2005 to November 2015. Mr. Parker was a founding director for Camden in 1993 and also served as the Lead Independent Trust Manager from 1998 to 2008. In the private sector, Mr. Parker is Chairman of the boards of directors of Edge Resources LTD, Enterprise Offshore Drilling and Norton Ditto. He was a partner at Ernst & Ernst (now Ernst & Young LLP) from 1978 to 1984. Mr. Parker is a graduate of the University of Texas and is a certified public accountant in Texas. Mr. Parker is board certified by the National Association of Corporate Directors (the “NACD”), where he serves as a NACD Board Leadership Fellow.

Mr. Parker has broad knowledge of the energy industry and significant experience as a director on the boards and audit, compensation and corporate governance committees of numerous public and private companies. We believe his skills and experience qualify him to serve as a member of the Board.
		2017	Class I

A. James Teague (75)	A. James Teague has served as a member of the Board since May 2017. Mr. Teague has served as the Chief Executive Officer of Enterprise Products Holdings LLC since January 2016 and has been a Director of Enterprise Products Holdings	2017	Class III

Name (Age)	Business Experience During Past 5 Years and Other Information	Director Since	Director Class

LLC since July 2008. Mr. Teague previously served as the Chief Operating Officer of Enterprise Products Holdings LLC from November 2010 to December 2015 and served as an Executive Vice President of Enterprise Products Holdings from November 2010 until February 2013. Mr. Teague joined Enterprise in connection with its purchase of certain midstream energy assets from affiliates of Shell Oil Company in 1999. From 1998 to 1999, Mr. Teague served as President of Tejas Natural Gas Liquids, LLC, then an affiliate of Shell. From 1997 to 1998, he was President of Marketing and Trading for MAPCO, Inc. Prior to 1997 he spent 22 years with Dow Chemical in various roles including Vice President, Hydrocarbon Feedstocks.

Mr. Teague has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board.

Ray N. Walker, Jr. (62)
Ray N. Walker, Jr. has served as a member of the Board since August 2018. Mr. Walker has served as the Chief Operating Officer of Encino Energy, a private oil and gas acquisition and development company, since September 2018. Mr. Walker retired as executive vice president and chief operating officer of Range Resources Corporation (“Range Resources”) in April 2018. Range Resources is a publicly traded, independent natural gas, natural gas liquids and oil company engaged in the exploration, development and acquisition of natural gas and crude oil properties. Mr. Walker joined Range Resources in 2006 and was elected to the role of executive vice president and chief operating officer in January 2014. Previously, Mr. Walker served as senior vice president – chief operating officer, senior vice president-environment, safety and regulatory and senior vice president-Marcellus Shale for Range Resources where he led the development of Range Resources’ Marcellus Shale division. Mr. Walker is a petroleum engineer with more than 39 years of oil and gas operations and management experience having previously been employed by Halliburton in various technical and management roles, Union Pacific Resources and several private companies in which Mr. Walker served as an officer. Mr. Walker has a Bachelor of Science degree in Agricultural Engineering with honors from Texas A&M University.

Mr. Walker has broad knowledge of the energy industry and significant operating experience. We believe his skills and industry experience qualify him to serve as a member of the Board.
		2018	Class II
The Board of Directors recommends a vote “FOR” the election of each of the Class III nominees for Director named in this proxy statement.

Board Independence
The Board has determined that each of the following Directors is independent within the meaning of the listing standards of the NYSE:
James R. Burke Edgar R. Giesinger
W. Howard Keenan, Jr.
F. Gardner Parker
A. James Teague
Ray N. Walker, Jr.
Under the independence standards promulgated by the NYSE, the Board must have a majority of independent directors. The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the NYSE. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, the Board must assess each director’s independence under the bright-line tests set forth in the NYSE standards. In conducting this evaluation, the Board and Nominating and Governance Committee considered transactions and relationships between each Director nominee or his immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such Director nominee is independent. With respect to Mr. Keenan, the Board considered the fact that he is a manager of Yorktown X Associates LLC, the sole general partner of Yorktown X Company L.P., which is the sole general partner of Yorktown Energy Partners X, L.P., a significant Company stockholder. Mr. Keenan disclaims beneficial ownership of the shares held by Yorktown Energy Partners X, L.P., and the Board determined that this relationship is not inconsistent with a determination that Mr. Keenan is independent.
Stockholder Communications
Interested parties may contact the Board, or the non-management Directors as a group, at the following address:
Board of Directors
or
Non-Management Directors
c/o Solaris Oilfield Infrastructure, Inc. 9811 Katy Freeway
Suite 700
Houston, Texas 77024
Communications may also be sent to individual Directors at the above address. Communications to Directors will be reviewed and referred in compliance with the Company’s Corporate Governance Guidelines to the addressee to the extent appropriate.
Communications to the Board, the non-management Directors or any individual Director that relate to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Chairman of the Audit Committee. Other communications will be referred to the appropriate Committee Chairman and may also be sent, as appropriate, to the Company’s Chief Administrative Officer or Chief Legal Officer.

BOARD OF DIRECTORS, COMMITTEES OF THE BOARD OF DIRECTORS
AND MEETING ATTENDANCE
The Board met four times and acted by unanimous written consent five times during 2019. Each Director attended at least 75% of all meetings of the Board and the Committees of which each such Director was a member during 2019. Pursuant to the Company’s Corporate Governance Guidelines, directors are encouraged to attend the Annual Meeting and seven of our eight directors attended the 2019 Annual Meeting.
The primary function of the Board is oversight, which includes among other matters, oversight of the principal risk exposures to the Company. To assist the Board in this role, the Audit Committee periodically requests the Company’s internal auditor to conduct a review of enterprise risks associated with the Company. The internal audit firm reports its findings and assessments to the Audit Committee, which then reports the findings to the Board as a whole.
Mr. Zartler has served as a Director of the Board since February 2017 and as our Chief Executive Officer since July 2018. The independent members of the Board believe the combined role of Chairman and Chief Executive Officer promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. As Chief Executive Officer, the Chairman is best suited to ensure that critical business issues are brought before the Board, which enhances the Board’s ability to develop and implement business strategies. To ensure a strong and independent Board, all directors of the Company, other than Mr. Zartler and Ms. Durrett, are independent. In addition, the Company’s Corporate Governance Guidelines provide that the Board will either designate one of its members as the Lead Director or establish a procedure by which a Lead Director is chosen to preside over the meetings of the non-management directors and to provide, in conjunction with the Chairman and Chief Executive Officer, leadership and guidance to the Board. In March 2019, the Board determined that F. Gardner Parker would serve as the Lead Director for executive sessions of the non-management directors going forward. Mr. Parker’s duties as Lead Director include serving as a liaison between the Chairman and the independent directors of the Board and having the authority to call meetings of the independent directors.
The Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which is currently comprised of three members. The charters of each of these Committees and the Company’s Corporate Governance Guidelines are available free of charge on the Company’s website at www.solarisoilfield.com or by writing to the Company at: Solaris Oilfield Infrastructure, Inc., c/o Corporate Secretary, 9811 Katy Freeway, Suite 700, Houston, Texas 77024. The Board votes annually on the membership and chairmanship of all Committees.
Audit Committee. The Audit Committee currently consists of Edgar R. Giesinger (Chairman), F. Gardner Parker and A. James Teague. The Committee met six times during 2019. The Board has determined that all of the members of the Audit Committee are independent within the meaning of the applicable rules of the SEC and the listing standards of the NYSE. The Board has also determined that Mr. Giesinger meets the requirements for being an “audit committee financial expert,” as that term is defined by applicable SEC rules. The Audit Committee appoints and retains the Company’s independent registered public accounting firm, approves the fee arrangement and scope of the audit, reviews the financial statements and the independent registered public accounting firm’s report, considers comments made by the independent registered public accounting firm with respect to the Company’s internal control structure and reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee also conducts the review of the non-audit services provided by the independent registered public accounting firm to determine their compatibility with its independence. Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee must pre-approve the engagement. Pre-approval of audit and non-audit services is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are within the pre-approval policy and presented to the Audit Committee at a subsequent meeting. The Audit Committee reviews the independent registered public accounting firm’s performance, qualification and quality control procedures and establishes policies for: (i) the pre- approval of audit and permitted non-audit services by the independent registered public accounting firm; (ii) the hiring of former employees of the independent registered public accounting firm; and (iii) the submission and confidential treatment of concerns from employees or others about accounting, internal controls, auditing or other matters.

The Audit Committee reviews with management the Company’s disclosure controls and procedures and internal control over financial reporting and the processes supporting the certifications of the Chief Executive Officer and President and Chief Financial Officer. It also reviews with management and the Company’s independent registered public accounting firm the Company’s critical accounting policies. The Audit Committee reviews the Company’s annual and quarterly SEC filings and other related Company disclosures. The Audit Committee reviews the Company’s compliance with the Code of Business Conduct and Ethics as well as other legal and regulatory matters. The Committee reviews related person transactions in accordance with the Company’s Related Persons Transactions Policy and applicable SEC guidelines.
In performing these duties, the Audit Committee has full authority to: (i) investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company; (ii) retain outside legal, accounting or other consultants to advise the Committee; and (iii) request any officer or employee of the Company, the Company’s in-house or outside counsel, internal audit service providers or independent registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.
Compensation Committee. The Compensation Committee currently consists of F. Gardner Parker (Chairman), Ray N. Walker, Jr., and A. James Teague. The Committee met two times during 2019. The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE. The Compensation Committee generally, among other things, (i) establishes policies relating to the compensation of the non-employee Directors, officers and key management employees of the Company; (ii) reviews and approves the compensation of the non-employee Directors, officers and the Chief Executive Officer; (iii) reviews payment estimates with respect to cash incentive compensation awards for non-officer employees; (iv) oversees the administration of the Company’s equity compensation plans; (v) reviews and approves periodically, but no less than annually, the Company’s compensation goals and objectives with respect to its officers, including oversight of the risks associated with the Company’s compensation programs; (vi) evaluates and approves post-service arrangements with management; and (vii) establishes and reviews periodically the Company’s perquisite policies for management and Directors. The Compensation Committee has determined that none of the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.
In performing its duties, the Compensation Committee has ultimate authority and responsibility to engage and terminate any compensation consultant, legal counsel or other adviser (together “advisers”) to assist in determining appropriate compensation levels for the Chief Executive Officer or any other member of the Company’s management and to approve the terms of any such engagement and the fees of any such adviser. In addition, the Committee has full access to any relevant records of the Company and may also request that any officer or other employee of the Company (including the Company’s senior compensation or human resources executives), the Company’s in-house or outside counsel, or any other person meet with any members of, or consultant to, the Committee. In addition to information provided by outside compensation consultants, the officers of the Company may also collect peer group compensation data for review by the Committee. The Committee sets the compensation policy for the Company as a whole.
Nominating and Governance Committee. The Nominating and Governance Committee currently consists of James R. Burke (Chairman), Edgar R. Giesinger and W. Howard Keenan, Jr. The Nominating and Governance Committee acted unanimously in recommending the nomination of the Class III Directors in Proposal No. 1 to the Board for election by the stockholders at the Annual Meeting. The Committee met two times during 2019. The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE. The Nominating and Governance Committee establishes the Company’s corporate governance principles and guidelines. These principles and guidelines address, among other matters, the size, composition and responsibilities of the Board and its Committees, including their oversight of management. The Committee also advises the Board with respect to the charter, structure and operation of each Committee of the Board. The Nominating and Governance Committee oversees the evaluation of the Board and officers of the Company and reviews and periodically reports to the Board on matters concerning Company succession planning. The Committee has full access to any relevant records of the Company and may retain outside consultants to advise it. The Committee has the ultimate authority and responsibility to engage or terminate any outside consultant to identify Director candidate(s) and to approve the terms and fees of such engagement of any such consultant. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel, or any other person meet with any members of, or consultants to, the Committee.
The Company’s Board has charged the Nominating and Governance Committee with identifying individuals qualified to become members of the Board and recommending Director nominees for each Annual Meeting, including the recommendation of nominees to fill any vacancies on the Board. The Nominating and Governance Committee considers Director candidates suggested by its members, other Directors, officers and stockholders. Stockholders desiring to make such recommendations should timely submit the candidate’s name, together with biographical information and the candidate’s written consent to be nominated and, if elected, to serve to: Chairman, Nominating and Governance Committee of the Board of Directors of Solaris Oilfield Infrastructure, Inc., 9811 Katy Freeway, Suite 700, Houston, Texas 77024. To assist it in identifying Director candidates, the Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates. The Committee provides guidance to search firms it retains about the particular qualifications the Board is then seeking.
All Director candidates, including those recommended by stockholders, are evaluated on the same basis. Candidates are selected for their character, judgment, business experience and specific areas of expertise, among other relevant considerations, such as the requirements of applicable law and listing standards (including independence standards) and diversity of membership. While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Governance Committee considers diversity in the context of the Board as a whole, taking into account personal characteristics and experience of current and prospective Directors in order to facilitate Board deliberations that reflect an appropriate range of perspective. The Board of Directors recognizes the importance of soliciting new candidates for membership on the Board of Directors and that the needs of the Board of Directors, in terms of the relative experience and other qualifications of candidates, may change over time. In determining the needs of the Board of Directors and the Company, the Nominating and Governance Committee considers the qualifications of sitting Directors and consults with the Board of Directors, the Chairman of the Board and certain other officers and, where appropriate, external advisors. All Directors are expected to exemplify the highest standards of personal and professional integrity and to assume the responsibility of challenging management through their active and constructive participation and questioning in meetings of the Board of Directors and its various Committees, as well as in less formal contacts with management. Director candidates, other than sitting Directors, are interviewed at the direction of the Committee, which may include (at the Committee’s direction) interviews by the Chairman of the Board, other Directors and certain other officers, and the results of those interviews are considered by the Committee in its deliberations.

RELATED PARTY TRANSACTIONS
Our Board has adopted a written related party transactions policy, pursuant to which a “Related Party Transaction” is defined pursuant to Item 404 of Regulation S-K. Pursuant to this policy, our Audit Committee will review all material facts of all Related Party Transactions and either approve or disapprove entry into the Related Party Transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a Related Party Transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Furthermore, the policy requires that all Related Party Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations. There have been no Related Party Transactions since January 1, 2019, where the procedures described above did not require review, approval or ratification or where these procedures were not followed.
In 2017, we entered into the following Related Party Transactions, which were ongoing during 2019: (i) in connection with the closing of the IPO, the Company entered into agreements with the Original Investors, that include (a) a registration rights agreement in which we agreed to register the sale of shares of our Class A Common Stock under certain circumstances; (b) the Solaris LLC Agreement pursuant to which each Original Owner has, subject to certain limitations, the right to cause Solaris LLC to acquire all or a portion of its Solaris LLC Units for, at Solaris LLC’s election, (x) shares of our Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each Solaris LLC Unit redeemed, subject to the conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions, or (y) an equivalent amount of cash, and, in connection therewith, a corresponding number of shares of Class B Common Stock will be cancelled; (c) a tax receivable agreement that generally provides for the payment by the Company to the Original Investors and their permitted transferees of 85% of the net cash savings, if any, in U.S. federal, state and local income tax and franchise tax that the Company actually realizes (computed using simplifying assumptions to address the impact of state and local taxes) or is deemed to realize in certain circumstances in periods after the IPO; and (ii) an administrative services arrangement with Solaris Energy Management LLC (“SEM”), a company partially-owned by William A. Zartler, the Chairman of the Board and our Chief Executive Officer, for the provision of certain services, including rent paid for office space, travel services, personnel, consulting and administrative costs, to us at cost which totaled approximately $1,127,000 for fiscal year 2019 for these services.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of our executive officers currently serves, nor served at any time during 2019, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has adopted a Corporate Code of Business Conduct and Ethics that applies to its Directors and employees, including its Chief Executive Officer, President and Chief Financial Officer and Chief Accounting Officer. The Code of Business Conduct and Ethics, including future amendments, is available free of charge on the Company’s website at www.solarisoilfield.com or by writing to the Company at: Solaris Oilfield Infrastructure, Inc., c/o Corporate Secretary, 9811 Katy Freeway, Suite 700, Houston, Texas 77024. The Company will also post on its website any amendment to or waiver under the Code of Business Conduct and Ethics granted to any of its Directors or executive officers. No such waivers were requested or granted in 2019.

DIRECTOR COMPENSATION
We believe that attracting and retaining qualified non-employee directors is critical to the future value growth and governance of our company. We also believe that a significant portion of the total compensation package for our non-employee directors should be equity-based to align the interest of directors with our stockholders.
As a result, we implemented the following non-employee director compensation program in August 2019:
•
an annual cash retainer, valued at approximately $85,000 for the chairman of the audit committee, $65,000 for the chairman of the compensation committee, $60,000 for all other non-employee directors and an additional cash retainer of $10,000 for the Lead Director, in each case, payable quarterly in arrears; and

•	an annual equity-based award with an aggregate fair market value (determined on the date of grant) of approximately $100,000 for all non-employee directors.
We do not pay any additional fees for attendance at Board or committee meetings, but we do reimburse each director for reasonable travel and out-of-pocket expenses incurred to attend meetings and activities of the Board or its committees. Directors who are also our employees will not receive any additional compensation for their service on the Board.
Mr. Zartler, our Chief Executive Officer, and Ms. Durrett, our Chief Administrative Officer, do not receive any additional compensation for their service on the Board. The following table sets forth information regarding the compensation of our non-employee directors during the year ended December 31, 2019.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
James R. Burke	57,500	100,000	157,500
Edgar R. Giesinger	80,000	100,000	180,000
W. Howard Keenan, Jr.	57,500	100,000	157,500
F. Gardner Parker	67,500	100,000	167,500
A. James Teague	57,500	100,000	157,500
Ray N. Walker, Jr.	57,500	100,000	157,500
(1)
Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock awards granted under the Solaris Oilfield Infrastructure, Inc. 2017 Long Term Incentive Plan (the “LTIP”) in August 2019 to our non-employee directors, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, disregarding estimated forfeitures. For additional information about the assumptions used in the valuation of these awards, see Note 9 to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2019. As of December 31, 2019, each of our non-employee directors held 7,305 unvested shares of restricted stock.

EXECUTIVE OFFICERS
Set forth below are the name, age, position and description of the business experience of our executive officers (other than those who are also Directors and included above) as of April 1, 2020.
Name	Age	Position with Solaris Oilfield Infrastructure, Inc.
Kyle S. Ramachandran	35	President and Chief Financial Officer
Kelly L. Price	61	Chief Operating Officer
Lindsay R. Bourg	42	Chief Accounting Officer
Christopher M. Powell	45	Chief Legal Officer
Kyle S. Ramachandran—President and Chief Financial Officer. Kyle S. Ramachandran was named our Chief Financial Officer in February 2017 and our President in July 2018. Mr. Ramachandran was previously our Vice President, Corporate Development and Strategy from October 2014 to January 2017, our Secretary from December 2014 to January 2017 and the Vice President of Solaris Energy Capital, LLC from February 2014 to September 2014. From August 2011 to January 2014, Mr. Ramachandran was a member of the Barra Energia management team, a private equity sponsored exploration and production company based in Rio de Janeiro. From 2009 to 2011, Mr. Ramachandran was an Associate at First Reserve, a global energy-focused private equity firm. Mr. Ramachandran began his career as an investment banker in the Mergers & Acquisitions Group at Citigroup. Mr. Ramachandran received a Bachelor of Science in Finance and Accounting from the Carroll School of Management Honors Program at Boston College, where he graduated cum laude.
Kelly L. Price—Chief Operating Officer. Kelly L. Price was named our Chief Operating Officer in March 2017. Mr. Price served as an operations consultant to us from January 2017 to February 2017. Mr. Price was previously a consultant for Accendo Services LLC from August 2016 to December 2016. From September 2015 to July 2016, Mr. Price pursued entrepreneurial opportunities in the pressure pumping industry. From January 2014 to August 2015, Mr. Price served as Senior Vice President of Pumping Services, Wireline and Logistics for FTS International, the then-largest private oilfield service company in North America. From August 2010 to October 2013, Mr. Price served as President, U.S. for Trican Well Service, subsequent to which he evaluated potential opportunities prior to joining FTS International. Mr. Price began his career at BJ Services, where he spent 32 years, including senior roles such as Vice President of Global Sales and Marketing, Vice President of West Division Sales and Rocky Mountain Regional Manager. Mr. Price began his career as field operator in Alberta, Canada.
Lindsay R. Bourg—Chief Accounting Officer. Lindsay R. Bourg was named our Chief Accounting Officer in April 2017. From July 2009 to April 2017, Ms. Bourg served in various roles of responsibility including Vice President, Chief Accounting Officer and Controller, for Sabine Oil & Gas Corporation after serving as Controller for Sabine Oil & Gas LLC. Sabine Oil & Gas LLC was a privately held upstream company which actively engaged in the acquisition, exploration, development, and production of oil and natural gas through debt and equity financings of nearly $4.0 billion. In July 2015, Sabine Oil & Gas Corporation filed a petition for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code and emerged from reorganization under Chapter 11 in August 2016. Prior thereto, Ms. Bourg held management and senior level positions at Davis Petroleum Corporation, Burlington Resources and PricewaterhouseCoopers LLP. Ms. Bourg's accounting experience spans both public and private companies within the energy industry. Ms. Bourg obtained her Bachelor of Business Administration degree in Accounting from Texas State University where she graduated magna cum laude and is a Certified Public Accountant.
Christopher M. Powell—Chief Legal Officer and Corporate Secretary. Christopher M. Powell was named our Chief Legal Officer and Corporate Secretary in August 2017. From 2009 to August 2017, Mr. Powell served in various roles of responsibility, including Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer for CARBO Ceramics Inc., a leading technology and services company providing products and services to the global oil and gas and industrial markets. Prior thereto, Mr. Powell served in various legal roles at Baker Hughes Incorporated. Mr. Powell began his career with the international law firm of Norton Rose Fulbright (formerly Fulbright & Jaworski L.L.P.). Mr. Powell obtained his Doctor of Jurisprudence from the University of Houston Law Center, where he graduated magna cum laude. Mr. Powell received a Bachelor of Business Administration in Accounting from Texas A&M University, where he graduated cum laude and was selected as a member of the Mays Business School Fellows Program. Mr. Powell is also a licensed Certified Public Accountant and worked as an auditor with Arthur Andersen LLP prior to obtaining his law degree.

COMPENSATION OF EXECUTIVE OFFICERS
Executive Compensation
We are currently considered an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to our “named executive officers,” who are the individuals who served as our principal executive officer and our next two other most highly compensated officers at the end of the last completed fiscal year. Accordingly, our named executive officers are:
Name	Principal Position
William A. Zartler	Founder, Chairman and Chief Executive Officer
Kyle S. Ramachandran	President and Chief Financial Officer
Kelly L. Price	Chief Operating Officer
Summary Compensation Table
The following table sets forth information, with respect to our named executive officers, information relating to compensation earned for services rendered in all capacities during fiscal years 2018 and 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William A. Zartler(1) Founder, Chairman and Chief Executive Officer	2019	250,000	—	1,702,200	250,000	—	2,202,200
	2018	55,769	—	—	300,000	—	355,769

Kyle Ramachandran President and Chief Financial Officer	2019	290,000	—	1,021,200	306,675	11,200	1,629,075
	2018	265,000	—	—	284,442	11,000	560,442

Kelly L. Price Chief Operating Officer	2019	300,000	—	1,021,200	282,000	23,200	1,626,400
	2018	287,500	—	—	294,250	23,000	604,750
(1)
Mr. Zartler was appointed as our Chief Executive Officer on July 30, 2018, at which time he ceased receiving director fees and began receiving compensation solely for his service as our Chief Executive Officer. The amounts reported in this table for Mr. Zartler only reflect compensation for his service as our Chief Executive Officer.

(2)
Amounts shown in this column reflect the aggregate grant date fair value of the restricted stock awards granted under the LTIP in March 2019 to our named executive officers, calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. For additional information about the assumptions used in the valuation of these awards, see Note 9 to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2019.

(3)
Amounts shown in this column reflect amounts earned by our named executive officers pursuant to a short-term performance-based incentive bonus arrangement approved by the Board for the given year. For more information, please see the section titled “Additional Narrative Disclosures—Cash Bonuses” below.

(4)	Amounts shown in this column reflect matching contributions under the Company’s 401(k) plan, and, in the case of Mr. Price, also includes a car allowance.
Additional Narrative Disclosures
Base Salary
Each named executive officer’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each named executive officer based on his or her position and responsibility. The Board reviews the base salaries for each named executive officer periodically as well as at the time of any promotion or significant change in job responsibilities and, in connection with each review, the Board considers individual and company performance over the course of the applicable year. The Board has historically made adjustments to base salaries for named executive officers upon consideration of any factors that it deems relevant, including but not limited to: (a) any increase or decrease in the named executive officer’s responsibilities, (b) the named executive officer’s job performance, and (c) the level of compensation paid to senior executives of other companies with whom we compete for executive talent, as estimated based on publicly available information and the experience of members of the Board.
Cash Bonuses
During 2019, the Compensation Committee approved a short-term performance-based incentive bonus arrangement pursuant to which our named executive officers were eligible to earn a cash bonus for fiscal year 2019. The short-term performance-based incentive bonus arrangement takes into account the following factors: annualized base salary, target bonus percentage, achievement with respect to pre-established performance goals, specifically adjusted EBITDA, the number of mobile proppant management system revenue days, safety and individual performance, and Board discretion. Based on fiscal year 2019 performance with respect to the factors listed above, it was determined that our named executive officers earned the following bonus amounts under the arrangement: (i) Mr. Zartler - $250,000, (ii) Mr. Ramachandran - $306,675 and (iii) Mr. Price - $282,000. Bonus payments under the arrangement will be made in fiscal year 2020 and each named executive officer must be employed by us through the applicable payment date in order to receive payment.
Other Benefits
We offer participation in broad-based retirement, health and welfare plans to all of our employees. We currently maintain a plan intended to provide benefits under section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan permits employees to contribute portions of their base compensation into a retirement account in order to encourage all employees, including any participating named executive officers, to save for the future. We provide matching contributions equal to 100% of the first 4% of each employee’s eligible compensation contributed to the plan.
Employment, Severance or Change in Control Agreements
We do not currently maintain any employment, severance or change in control agreements with our named executive officers. In addition, our named executive officers are not currently entitled to any payments or other benefits in connection with a termination of employment or a change in control except with respect to the restricted stock awards described in the “Outstanding Equity Awards at End of Fiscal Year 2019” table below. Such awards shall vest in full upon the occurrence of a change in control.
We may enter into employment agreements with certain named executive officers in the future, but the terms of such employment agreements and the recipients thereof, if any, have not been determined at this time.

Outstanding Equity Awards at End of Fiscal Year 2019
The following table reflects all equity awards granted to our named executive officers that were outstanding as of December 31, 2019.
	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
William A. Zartler Founder, Chairman and Chief Executive Officer	100,000	1,400,000
Kyle S. Ramachandran President and Chief Financial Officer	97,739	1,368,346
Kelly L. Price Chief Operating Officer	97,739	1,368,346
(1)
On May 17, 2017, Mr. Ramachandran and Mr. Price were each granted 90,909 restricted shares, which vested as to one-third of each award on the first and second anniversaries of the date of grant and will vest as to the final one-third of each award on the third anniversary of the date of grant. On August 23, 2017, our named executive officers were granted the following number of restricted shares, which vested as to one-third of each award on the first and second anniversaries of the date of grant and will vest as to the final one-third of each award on the third anniversary of the date of grant: Mr. Zartler – 10,717 shares, Mr. Ramachandran – 22,298 shares and Mr. Price – 22,298 shares. On March 1, 2019, our named executive officers were granted the following number of restricted shares, which vest as to one-third of each award on each of the first three anniversaries of the date of grant: Mr. Zartler – 100,000 shares, Mr. Ramachandran – 60,000 shares and Mr. Price – 60,000 shares.

(2)
Reflects the value of outstanding unvested restricted stock awards as of December 31, 2019, which was calculated by multiplying the number of unvested restricted shares subject to each outstanding award by the closing price of our Class A Common Stock on December 31, 2019, which was $14.00 per share.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding the LTIP as of December 31, 2019:
Plan Category	A. Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	B. Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	C. Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	35,626	$2.87	3,243,549
Total	35,626	$—	3,243,549
Our only equity compensation plan is the LTIP. The LTIP was approved by our stockholders prior to our IPO but has not been approved by our public stockholders. Please read Note 9 to our consolidated and combined financial statements, entitled “Equity—Stock-Based Compensation,” which is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a description of our equity compensation plan. In addition, a detailed description of the terms of the LTIP is available in our registration statement on Form S-1, last filed on November 7, 2017, under the heading “Executive Compensation—2017 Long Term Incentive Plan.”

STOCK PERFORMANCE GRAPH
The graph below compares the cumulative total shareholder return on our common stock with the cumulative total return on the Standard & Poor’s 500 Stock Index and the Oilfield Service Index since May 12, 2017, the first day our Common Stock traded on the NYSE.
The graph assumes $100 was invested in our Common Stock on May 12, 2017 and in each of the indexes and further assumes the reinvestment of dividends. We elected to include the Oilfield Service Index as our published industry or line-of-business index as we believe it is an appropriate benchmark for our line of business/industry.
The information contained in this Stock Performance Graph section shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

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Source: Bloomberg. Assumes dividend reinvestment on pay date.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act (“Section 16(a)”) requires the Company’s Directors, executive officers and persons who are beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of shares of Common Stock beneficially owned by them. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Company with copies of all Section 16(a) reports that they file with the SEC. To the Company’s knowledge, no Director, executive officer or other greater than 10% beneficial owner of either class of our Common Stock failed to timely file with the SEC one or more required reports on Form 3, 4 or 5, for 2019, with the exception of one inadvertent late filing for Mr. Teague who inadvertently omitted 8,500 shares of Class A Common Stock in his Form 4 filings filed during the years ended December 31, 2017, 2018 and 2019. This Class A Common Stock was purchased through a directed share program in connection with the Company’s IPO, which closed on May 17, 2017. Such transactions were subsequently reported in a Form 5 that was filed with the SEC on February 14, 2020.

REPORT OF THE AUDIT COMMITTEE
Management is responsible for preparing the Company’s financial statements and the principal independent public accountants are responsible for auditing those financial statements. The Audit Committee’s role is to provide oversight of management in carrying out management’s responsibility and to appoint, compensate, retain, and oversee the work of the principal independent public accountants.
During 2019, the Audit Committee periodically reviewed and discussed the Company’s financial statements with Company management and BDO USA, the Company’s independent registered public accounting firm, separately, including matters raised by the independent registered public accounting firm pursuant to applicable Public Company Accounting Oversight Board (“PCAOB”) requirements. The Audit Committee also discussed with the Company’s management and independent registered public accounting firm the evaluation of the Company’s reporting and internal controls undertaken in connection with certifications by the Company’s Chief Executive Officer and President and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of the Company’s filings with the SEC. The Audit Committee reviewed and discussed the audited financial statements with management and such other matters as it deemed necessary and appropriate. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates. The Audit Committee also discussed with BDO USA the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the applicable requirements of the PCAOB. The Audit Committee also approved the selection of the Company’s independent registered public accounting firm.
The Company’s independent registered public accounting firm provided the Audit Committee with the written disclosures and the letter concerning its independence, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee, and the Committee discussed BDO USA’s independence with them.
Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC on February 19, 2020.
This report of the Audit Committee is not “solicitation material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
Solaris Oilfield Infrastructure, Inc.
Audit Committee

Edgar R. Giesinger, Chairman
F. Gardner Parker
A. James Teague

February 18, 2020

RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 2)
The Audit Committee of the Board has reappointed BDO USA as the Company’s independent registered public accounting firm to audit the financial statements of the Company for 2020. BDO USA has acted as the Company’s independent registered public accounting firm since 2017 and has performed audits of the Company’s financial statements beginning with fiscal year 2015. Representatives of the firm of BDO USA are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
	2019	2018
Audit Fees	$588,981	$426,989
Audit-Related Fees	$5,000	$12,951
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$593,981	$439,940
Audit Fees
The aggregate fees for BDO USA professional services rendered to the Company were related to the annual audits of the Company’s financial statements for the years ended December 31, 2019 and 2018 and for the reviews of the financial statements included in our quarterly reports on Form 10-Q for the years ended December 31, 2019 and 2018.
Audit-Related Fees
The aggregate fees for BDO USA Audit-Related services rendered to the Company in 2019 were related to the Company’s Proxy Statement and for 2018 were related to the Company’s Shelf Registration Statement on Form S-3.
Tax Fees
BDO USA did not provide any tax services in 2019 and 2018 and consequently there were no tax fees.
All Other Fees
BDO USA did not provide any other products and services in 2019 and 2018 and consequently there were no other fees. The Audit Committee approved all fees listed above.
The Audit Committee and the Board of Directors recommend the stockholders vote “FOR” such ratification.
OTHER MATTERS
The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each of the persons named in the proxy to vote in accordance with the Board’s recommendations on such matters.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/17/2020 for shares held directly and by 11:59 P.M. ET on 06/15/2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/17/2020 for shares held directly and by 11:59 P.M. ET on 06/15/2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Edgar R. Giesinger 02) A. James Teague 03) William A. Zartler

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2 Ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2020.	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000466559_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

PROXY
June 18, 2020 9:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
SOLARIS OILFIELD INFRASTRUCTURE, INC.

The undersigned hereby appoint William A. Zartler, Kyle S. Ramachandran and Christopher M. Powell, and each of them with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of Solaris Oilfield Infrastructure, Inc. Common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held June 18, 2020 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

0000466559_2 R1.0.1.18